EXHIBIT 10.1
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                 ASSIGNMENT OF LIMITED PARTNERSHIP INTEREST
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      THIS ASSIGNMENT ("Assignment") is made and entered into by and among
CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XIII, an Illinois limited partnership ("Assignor") and LINCOLN PROPERTY COMPANY NO. 600, LTD., a Florida limited partnership ("Assignee"), as General Partner of CARROLLWOOD STATION ASSOCIATES, LTD., a Florida limited partnership (the "Partnership") established and existing pursuant to that certain "Second Amended and Restated Partnership Agreement of Carrollwood Station Associates, Ltd.," dated as of January 1, 1993, between Assignee, as the sole general partner of the Partnership and as a limited partner of the Partnership, and Assignor, as a limited partner of the Partnership (the "Partnership Agreement").

      1. FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, Assignor hereby sells, transfers, conveys and assigns to Assignee, all of the Assignor's right, title, and interest in and to the Partnership ("C-LP Interest") and all of its rights under the Partnership Agreement, including, without limitation, (i) all rights of the Assignor to receive monies and other property or assets due and to become due to the Assignor under or pursuant to the Partnership Agreement, (ii) all claims of the Assignor for damages arising out of or for breach of or default under the Partnership Agreement, (iii) all rights of the Assignor to receive proceeds or benefit of any indemnity, warranty, or other payments with respect to the Partnership Agreement, and (iv) all rights of the Assignor to perform thereunder and to compel performance and otherwise exercise all remedies thereunder.

      2. As of the effective date hereof, the capital account of the Assignor as maintained pursuant to Section 2.5 of the Partnership Agreement will be transferred to the Assignee. From and after the effective date hereof, the portion of the Operating Profits or Operating Losses of the Partnership as also defined in Section 2.5 of the Partnership Agreement (hereinafter "Profits" and "Losses" respectively) and the portions of all other items of income, gain, loss, deduction, or credit allocable to the C-LP Interest on or after such date shall be credited or charged, as the case may be, to the Assignee and not to the Assignor. The Assignee shall be entitled to its proportionate share of all distributions or payments in respect to the C-LP Interest made on or after the effective date hereof, regardless of the source of those distributions or payments or when the same was earned or received by the Partnership. Nothing in this Assignment will affect the allocation to the Assignor of Profits, Losses, and other items of income, gain, loss, deduction, or credit allocable to its C-LP Interest and attributable to any period before the effective date hereof or any distribution or payments made to the Assignor in respect of its C-LP Interest before such date.

      3.    Assignor warrants, represents and covenants with Assignee that:

            (a) The agreement creating the Partnership is entitled "Second Amended and Restated Partnership Agreement of Carrollwood Station




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Associates, Ltd.," dated as of January 1, 1993, between Assignee, as the sole general partner of the Partnership and a limited partner of the Partnership, and Assignor, as a limited partner of the Partnership (the "Partnership Agreement").

            (b) The rights, privileges, duties, and obligations of the general partner and the limited partners of the Partnership are fully set forth in the Partnership Agreement.

            (c) The Partnership Agreement is in full force and effect, and has not been amended, supplemented, rescinded, canceled, revoked or replaced.

            (d) Assignor is the lawful owner of the C-LP Interest and Assignor has full legal power and authority to convey the C-LP Interest to Assignee.

            (e) To Assignor's actual knowledge, Assignor's conveyance of the C-LP Interest to Assignee will not result in a breach of, or a default under, any agreement to which Assignor is a party, including, without limitation, the Partnership Agreement, nor shall it violate any law, rule, regulation, or other restriction to which Assignor is subject.

            (f) Assignor has taken all actions required by Assignor's partnership agreement and, to Assignor's actual knowledge, by the Partnership Agreement and otherwise, to authorize the transfer of the C-LP Interest from Assignor to Assignee.

            (g) To Assignor's actual knowledge, Assignor has fully paid and performed all its obligations under the Partnership Agreement due through the date of this Assignment, and Assignee has fully paid and performed all its obligations under the Partnership Agreement through the date of this Assignment. Assignor has, to Assignor's actual knowledge, no claim against the Partnership, or against any asset of the Partnership, other than the right to distributions that may be due to Assignor as a limited partner pursuant to the terms and conditions of the Partnership Agreement, which right Assignor has conveyed to Assignee with the C-LP Interest.

            (h) The C-LP Interest is free and clear of any claim, lien, charge, or encumbrance resulting or arising out of any action or failure to take action by Assignor. Assignor shall warrant and defend Assignee's title and ownership of the C-LP Interest against the claims of all persons claiming by, through or under Assignor.

            (i) Neither Assignor, nor to Assignor's actual knowledge, the Partnership, has ever been the "debtor" in any proceeding for relief under federal or state bankruptcy law, or other laws pertaining to insolvency, reorganization, arrangement, or relief from creditors.

            (j) As used in this Section 3, the term "Assignor's actual knowledge" shall mean only the present actual knowledge of Brian Ellison, Assignor's asset manager charged with responsibility for the Partnership, without duty to investigate and with any imputed or constructive knowledge being excluded.





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      4.    Assignee warrants, represents and covenants with Assignor that:

            (a) The agreement creating the Partnership is entitled "Second Amended and Restated Partnership Agreement of Carrollwood Station Associates, Ltd.," dated as of January 1, 1993, between Assignee, as the sole general partner of the Partnership and a limited partner of the Partnership, and Assignor, as a limited partner of the Partnership (the "Partnership Agreement").

            (b) The rights, privileges, duties, and obligations of the general partner and the limited partners of the Partnership are fully set forth in the Partnership Agreement.

            (c) The Partnership Agreement is in full force and effect, and has not been amended, supplemented, rescinded, canceled, revoked or replaced.

            (d) To Assignee's actual knowledge, Assignor's conveyance of the C-LP Interest to Assignee will not result in a breach of, or a default under the Partnership Agreement.

            (e) To Assignee's actual knowledge, Assignee has fully paid and performed all its obligations under the Partnership Agreement due through the date of this Assignment, and Assignor has fully paid and performed all its obligations under the Partnership Agreement through the date of this Assignment. Assignee has, to Assignee's actual knowledge, no claim against the Partnership, or against any asset of the Partnership, other than the right to distributions that may be due to Assignee as a partner pursuant to the terms and conditions of the Partnership Agreement.

            (f) Neither Assignee, nor to Assignee's actual knowledge, the Partnership, has ever been the "debtor" in any proceeding for relief under federal or state bankruptcy law, or other laws pertaining to insolvency, reorganization, arrangement, or relief from creditors.

            (g) As used in this Section 4, the term "Assignee's actual knowledge" shall mean only the present actual knowledge of Dan M. Jacks, Vice President of Mack Pogue, Inc., general partner of Assignee, without duty to investigate and with any imputed or constructive knowledge being excluded.

      5. The Assignee, both in its capacity as a limited partner and as sole general partner of the Partnership, hereby consents to the assignment of the C-LP Interest by Assignor pursuant to this Assignment, accepts the assignment of the C-LP Interest and agrees from and after the effective date hereof, that Assignor is released from any further obligation under the Partnership Agreement with respect to the C-LP Interest.





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      6.     Assignor and Assignee mutually agree to cooperate at all times from and after the date hereof with respect to any of the matters described herein, and to execute such further deeds, bills of sale, assignments, releases, assumptions, notifications, or other documents as may be reasonably requested for the purpose of giving effect to, evidencing, or giving notice of the transaction evidenced by this Assignment.

      7. Each party hereto hereby consents to the execution of this Assignment by every other party hereto.

      8. This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

      9. No supplement, modification, waiver, or termination of this Assignment or any provisions hereof shall be binding unless executed in writing by all parties hereto. No waiver of any of the provisions of this Assignment shall constitute a waiver of any other provision (whether or not similar); nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

      10. Any number of counterparts of this Assignment may be executed. Each counterpart will be deemed to be an original instrument, and all counterparts taken together will constitute one agreement.

      11. This Assignment will be governed by the laws of the State of Florida, without giving effect to principles of conflict of laws of that state.


                   [Remainder of Page Intentionally Blank]


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      IN WITNESS WHEREOF, the parties hereto have subscribed to this
Assignment to be effective on March __, 1998.


WITNESSES:                    CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XIII,
                              an Illinois limited partnership

____________________          By:   JMB REALTY CORPORATION,
                                    a Delaware corporation, its general
                                    partner

____________________

                                    By:______________________________
                                    Name:____________________________
                                    Title:___________________________
                                                (Corporate Seal)




WITNESSES:                    LINCOLN PROPERTY COMPANY NO. 600, LTD.,
                              a Florida limited partnership

____________________          By:   MACK POGUE, INC., a Texas corporation,
                                    its general partner

____________________                By:______________________________
                                    Name:____________________________
                                    Title:___________________________
                                                (Corporate Seal)